UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED: July 15, 2016

AXION POWER INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-22573	65-0774638
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3601 Clover Lane

New Castle, PA 16105

(Address of principal executive offices)

(724) 654-9300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS

Effective July 14, 2016, Axion Power International, Inc., a Delaware corporation (the "Company") with the approval from the Financial Industry Regulatory Authority (“FINRA”) has authorized a reverse stock split of One for Four Hundred (1:400) of its total issued and outstanding shares of common stock (the "Stock Split"). The Stock Split decreased our total issued and outstanding shares of common stock from 71,452,185 to 178,631 shares of common stock. The common stock will continue to be $0.005 par value. The Stock Split shares are payable upon surrender of certificates to the Company's transfer agent. Fractional shares will be rounded to the nearest whole number.

The Reverse Split becomes effective with the OTCQB on July 15, 2016, under the symbol “AXPWD”.  The “D” will be placed on our ticker symbol for 20 business days. After 20 business days, our ticker symbol will revert back to its original symbol “AXPW.” Our new CUSIP number is 05460X406. The Reverse Stock Split did not affect the number or exercise price of our Series A Warrants, and as set forth in the Warrants, the number of shares into which a warrant shall be exerciseable shall be divided by 400.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Axion Power International, Inc. has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 15, 2016

Axion Power International, Inc.

By:	/s/ Richard Bogan
Richard Bogan
Chairman and CEO